Contacts:
Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com
Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com

NORTHPOINTE BANCSHARES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
GRAND RAPIDS, MICHIGAN, January 20, 2026 – Northpointe Bancshares, Inc. (NYSE: NPB) ("Northpointe" or the "Company"), holding company for Northpointe Bank, today reported net income to common stockholders of $18.4 million, or $0.52 per diluted share, for the fourth quarter of 2025. This compares to $20.1 million, or $0.57 per diluted share, for the third quarter of 2025, and $8.8 million, or $0.34 per diluted share, for the fourth quarter of 2024. For the year ended December 31, 2025, the Company reported net income to common stockholders of $71.6 million, or $2.11 per diluted share, compared to $47.2 million, or $1.83 per diluted share, for the year ended December 31, 2024.
"In our first year as a public company, we delivered robust balance sheet growth and consistent earnings, driven by sustained momentum and strengthened results across each of our key business lines," remarked Chuck Williams, Chairman and Chief Executive Officer. "Our improved financial performance was anchored by the success of the Mortgage Purchase Program business, where we increased balances by $1.7 billion over the prior year and grew total loans funded to $36.9 billion for 2025. In the residential lending channel, mortgage originations increased by 18% year-over-year, and all-in-one loan balances increased by 20% compared with 2024."
Fourth Quarter 2025 Highlights
•Net income to common stockholders of $18.4 million, down $1.7 million from the prior quarter.
•Results for the fourth quarter of 2025 included $3.2 million in additional expense, recorded in preferred stock dividends, from unamortized deal issuance costs related to the redemption of Series A preferred stock.
•Delivered strong financial performance for the quarter, including:
•Return on average equity of 14.82%, compared to 14.23% in the prior quarter.
•Return on average tangible common equity of 13.51%, compared to 15.41% in the prior quarter (see non-GAAP reconciliation), with the decrease primarily driven by the unamortized deal issuance costs.
•Return on average assets of 1.34%, consistent with the prior quarter.

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•Efficiency ratio of 51.86%, compared to 53.38% in the prior quarter.
•Continued to grow balance sheet:
•Mortgage Purchase Program ("MPP") balances increased by $60.1 million, or 7% annualized, from the prior quarter, and are net of $457.0 million in balances participated to other institutions, which increased from $37.5 million in the prior quarter.
•First-lien home equity lines which are tied seamlessly to a demand deposit sweep account (the Company commonly refers to these loans as “All-in-One” or “AIO” loans) balances increased by $31.0 million, or 18% annualized.
•Completed initiative to add new digital deposit relationship during the quarter, resulting in $234.2 million increase in savings & money market deposits.
•Wholesale funding ratio improved to 64.60%, from 67.58% in the prior quarter.
•Completed private placement of $70.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes and redeemed the Company's remaining non-cumulative perpetual Series A preferred stock.
•The Company's Board of Directors declared a regular quarterly cash dividend of $0.025 per share, payable on February 3, 2026 to shareholders of record as of January 15, 2026.
Net Interest Income
Net interest income before provision was $43.5 million for the fourth quarter of 2025, an increase of $3.2 million compared to the third quarter of 2025. The linked quarter increase reflects a 4 basis point improvement in net interest margin and a $393.2 million increase in average interest-earning assets. As compared to the fourth quarter of 2024, net interest income before provision increased by $13.5 million, driven primarily by a 24 basis point improvement in net interest margin and a $1.61 billion increase in average interest-earning assets.
For the year ended December 31, 2025, net interest income before provision was $150.7 million, an increase of $36.5 million compared to $114.2 million for the year ended December 31, 2024. This increase reflects a 16 basis point improvement in net interest margin and a $1.17 billion increase in average interest-earning assets.
Net interest margin was 2.51% for the fourth quarter of 2025, an increase of 4 basis points compared to 2.47% in the third quarter of 2025 and an increase of 24 basis points compared to 2.27% in the fourth quarter of 2024. The increases from both comparable periods was driven primarily by a decrease in the average rate paid on interest-bearing deposits, consistent with the decrease in the federal funds rate in each period, which outpaced the decrease in the yield earned on interest-earning assets.
Average interest-earning assets at December 31, 2025 increased by $393.2 million from September 30, 2025 and by $1.61 billion compared to December 31, 2024. The increases from both comparable periods reflect the strong growth in MPP and AIO balances, partially offset by continued run-off in the remainder of the loan portfolio.

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Provision (Benefit) for Credit Losses
The Company recorded a total provision (benefit) for credit losses (including both loans and unfunded commitments) of $608,000 in the fourth quarter of 2025, compared to provision expense of $828,000 in the third quarter of 2025 and provision (benefit) of $446,000 in the fourth quarter of 2024. The Company's quarterly provision (benefit) for credit losses reflects net loan charge-offs, along with factors such as loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models. The linked quarter decrease in total provision for credit losses was driven primarily by an improvement in the economic forecasts, partially offset by higher net loan charge-offs.
For the year ended December 31, 2025, total provision for credit losses was $2.1 million, an increase of $2.4 million compared to a provision (benefit) of $328,000 for the year ended December 31, 2024. This increase was driven primarily by higher levels of net charge-offs.

Non-interest Income
Non-interest income was $21.6 million for the fourth quarter of 2025, a decrease of $2.4 million compared to the third quarter of 2025 and an increase of $8.0 million compared to the fourth quarter of 2024. For the year ended December 31, 2025, non-interest income was $91.0 million, an increase of $18.1 million compared to $72.9 million for the year ended December 31, 2024. This year-over-year increase was driven primarily by higher net gain on sale of loans.
MPP fees were $2.1 million for the fourth quarter of 2025, an increase of $613,000 compared to the third quarter of 2025 and an increase of $476,000 compared to the fourth quarter of 2024. The increases from both comparable periods reflect higher levels of funded loans, along with higher levels of participations, in the MPP business.
Loan servicing fees were $1.1 million for the fourth quarter of 2025, a decrease of $35,000 compared to the third quarter of 2025 and a decrease of $1.8 million compared to the fourth quarter of 2024. The decreases from both comparable periods reflect changes in the fair value of mortgage servicing rights ("MSRs") primarily attributable to the movement in market interest rates during the respective periods, partially offset by higher fees on servicing.
Net gain on sale of loans was $18.3 million for the fourth quarter of 2025, compared to $21.0 million for the third quarter of 2025 and $7.0 million for the fourth quarter of 2024. Net gain on sale of loans includes the capitalization of new MSRs, gains or losses on the sale of portfolio loans, changes in fair value of loans, and gains on the sale of loans.
The net gain on sale of loans for the fourth quarter of 2025 included an increase of $1.7 million from the combined change in fair value of loans held for investment and LRA, which are both attributable to changes in market interest rates. Excluding these items (see Net Gain on Sale of Loans table below for a reconciliation), net gain on sale of loans was $16.6 million, down $877,000 on a comparative basis from the third quarter of 2025 and up $2.3 million on a comparative basis from the fourth quarter of 2024.
Other non-interest income was a net loss of $73,000 for the fourth quarter of 2025, compared to income of $285,000 for the third quarter of 2025 and $1.7 million for the fourth quarter of 2024. The linked quarter decrease was driven primarily by higher net losses on the sale of other real estate owned. The decrease from the prior year quarter was driven primarily by a $1.7 million gain from extinguishment of FHLB advances in the fourth quarter of 2024.

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Non-interest Expense
Non-interest expense was $33.8 million for the fourth quarter of 2025, a decrease of $581,000 compared to the third quarter of 2025 and an increase of $4.3 million compared to the fourth quarter of 2024. For the year ended December 31, 2025, non-interest expense was $129.2 million, an increase of $14.6 million compared to $114.6 million for the year ended December 31, 2024. This year-over-year increase was driven primarily by higher salaries and benefits expense, including higher bonus and incentive compensation, higher variable compensation on mortgage production and higher employee benefits.
Salaries and benefits expense was $23.2 million for the fourth quarter of 2025, a decrease of $1.2 million compared to the third quarter of 2025, driven primarily by lower bonus and incentive compensation. As compared to the fourth quarter of 2024, salaries and benefits expense increased by $4.2 million, driven primarily by higher bonus and incentive compensation (up $2.7 million), reflecting higher incentive compensation from the improvement in business activity over the same period and additional restricted stock expense from the initial public offering, as well as higher variable compensation on mortgage production (up $813,000).
Professional fees decreased by $188,000 on a linked quarter basis, and increased by $715,000 compared to the fourth quarter of 2024. The increase compared to the prior year quarter was driven primarily by higher ongoing customary public company compliance costs.

Other taxes and insurance increased by $611,000 on a linked quarter basis, and by $479,000 compared to the fourth quarter of 2024. The increases for both comparable periods was driven primarily by higher FDIC assessment expense resulting from the growth in assets and continued utilization of capital.
Taxes
Income tax expense for the fourth quarter of 2025 was $8.3 million, compared to $7.0 million for the third quarter of 2025 and $3.7 million for the fourth quarter of 2024. The Company's effective tax rate was 26.04% for the fourth quarter of 2025, compared to 24.00% for the third quarter of 2025 and 24.97% for the fourth quarter of 2024. The increases for both comparable periods was driven primarily by $0.5 million in additional income tax expense recorded in the fourth quarter of 2025 related to non-deductible tax rules for publicly traded companies.
For the year ended December 31, 2025, income tax expense was $27.0 million, with an effective tax rate of 24.44%, compared to $17.7 million, with an effective tax rate of 24.31%, for the year ended December 31, 2024.
Balance Sheet Highlights
Total assets were $7.02 billion at December 31, 2025, representing an increase of $183.2 million compared to September 30, 2025 and an increase of $1.80 billion compared to December 31, 2024. The increase in total assets at December 31, 2025, compared to both September 30, 2025 and December 31, 2024, was driven primarily by an increase in total loans, particularly growth in MPP and AIO balances.
Gross loans held for investment were $6.02 billion at December 31, 2025, an increase of $54.3 million, or 4% annualized, compared to September 30, 2025 and an increase of $1.59 billion, or 36%, compared to December 31, 2024. The linked quarter increase was driven primarily by growth in MPP

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balances, which were up 7% annualized, and growth in AIO loans, which were up 18% annualized. These increases were partially offset by a decrease of $36.8 million in the remainder of the loans held for investment portfolio. Loans held for sale totaled $309.2 million at December 31, 2025, compared to $259.8 million at September 30, 2025 and $217.1 million at December 31, 2024, and reflect the timing of closing saleable residential mortgage originations.
The Company continues to focus on growing its two main portfolios, AIO and MPP. Outside of these two portfolios, no other significant loans are being added to the loans held for investment portfolio. At December 31, 2025, virtually all of the loan portfolio was comprised of loans collateralized by residential property.
Total deposits were $4.87 billion at December 31, 2025, an increase of $100.0 million, or 8% annualized, compared to September 30, 2025 and an increase of $1.45 billion, or 42%, compared to December 31, 2024. The linked quarter increase was driven primarily by a $234.2 million increase in savings & money market deposits, which reflects the Company's ongoing deposit initiatives and completion of a new digital deposit relationship added during the fourth quarter of 2025. As compared to December 31, 2024, the increase was driven primarily by a higher level of brokered CDs, and growth in the Company's diversified digital deposit banking platform including two new deposit relationships added during 2025.
Total borrowings were $1.44 billion at December 31, 2025, an increase of $70.5 million compared to September 30, 2025 and an increase of $180.8 million compared to December 31, 2024. The increases for both comparable periods was driven primarily by additional FHLB advances taken out during the fourth quarter of 2025.
As noted above, the Company issued $70.0 million in aggregate principal amount of a new 7.50% Fixed-to-Floating Rate Subordinated Notes due 2035 late in the fourth quarter of 2025. These funds were used to redeem all remaining shares of the Company's existing 8.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Series A Preferred Stock.
Asset Quality
The Company’s allowance for credit losses was $10.4 million at December 31, 2025, $12.3 million at September 30, 2025 and $11.2 million at December 31, 2024. The allowance for credit losses represented 0.17% of loans held for investment at December 31, 2025, 0.21% of loans held for investment at September 30, 2025 and 0.25% of loans held for investment at December 31, 2024. The decrease in allowance for credit losses, compared to both September 30, 2025 and December 31, 2024, was driven primarily by an improvement in the economic forecasts used in the credit models, along with a continued improvement in the mix of loans within the held for investment portfolio. The majority of the growth in the loans held for investment portfolio has come from MPP or AIO balances, with continued run-off in Residential mortgage, Construction, and Other Consumer / Home Equity loans, which carry higher average loss rates. In total, Residential mortgage, Construction, and Other Consumer / Home Equity loans have decreased by $248.4 million from December 31, 2024.
Net charge-offs were $1.2 million, or 8 basis points annualized as a percentage of average loans, for the fourth quarter of 2025. This compares to $977,000, or 7 basis points annualized as a percentage of average loans, for the third quarter of 2025, and $260,000, or 6 basis points annualized as a percentage of average loans, for the fourth quarter of 2024. The increases in net charge-offs from both comparable periods were largely attributable to losses on several mortgage and construction loans.
A substantial portion of the Company's non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $92.7 million at December 31, 2025 ($64.4

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million excluding guaranteed loans), $85.2 million at September 30, 2025 ($57.7 million excluding guaranteed loans) and $82.0 million at December 31, 2024 ($49.5 million excluding guaranteed loans). Non-performing assets represented 1.32% of total assets at December 31, 2025 (0.92% excluding guaranteed loans), 1.25% at September 30, 2025 (0.85% excluding guaranteed loans) and 1.57% at December 31, 2024 (0.95% excluding guaranteed loans).
Capital
At December 31, 2025, the estimated capital levels for the Company and its subsidiary bank, Northpointe Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered "well-capitalized". The regulatory capital ratios as of December 31, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its fourth quarter of 2025 earnings conference call on January 21, 2026 at 10:00 a.m. E.T. During the call, management will discuss the fourth quarter of 2025 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares, Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.
Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising

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from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and the impact of generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions; the impact of a failure in, or breach of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, and legislative, regulatory or supervisory actions related to so‑called “de‑banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices.
Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.

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January 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest income
Loans - including fees	$98,862	$94,044	$74,830	$351,238	$285,490
Investment securities - taxable	64	87	160	463	637
Federal Home Loan Bank ("FHLB") stock - taxable	1,726	1,605	1,648	6,513	6,399
Interest bearing deposits	5,471	6,100	6,063	21,990	25,006
Total interest income	106,123	101,836	82,701	380,204	317,532

Interest expense
Deposits	48,678	48,169	39,157	176,739	151,125
Subordinated debentures	894	679	1,031	3,138	3,886
Borrowings	13,054	12,657	12,491	49,588	48,306
Total interest expense	62,626	61,505	52,679	229,465	203,317

Net interest income	43,497	40,331	30,022	150,739	114,215
Provision (benefit) for credit losses	(632)	852	(331)	2,153	881
Provision (benefit) for unfunded commitments	24	(24)	(115)	(55)	(1,209)
Net interest income after provision (benefit) for credit losses	44,105	39,503	30,468	148,641	114,543

Non-Interest Income
Service charges on deposits and fees	255	217	426	890	1,813
Loan servicing fees	1,082	1,117	2,905	4,719	8,876
MPP fees	2,070	1,457	1,594	6,022	5,418
Net gain on sale of loans	18,306	20,953	7,032	77,198	56,688
Other non-interest income	(73)	285	1,656	2,151	128
Total Non-Interest Income	21,640	24,029	13,613	90,980	72,923

Non-Interest Expense
Salaries and benefits	23,159	24,336	18,974	90,171	77,791
Occupancy and equipment	747	811	998	3,449	4,454
Data processing expense	2,275	2,190	1,913	8,726	8,960
Professional fees	1,513	1,701	798	6,235	4,139
Other taxes and insurance	2,609	1,998	2,130	7,584	7,024
Other non-interest expense	3,474	3,322	4,624	13,063	12,222
Total Non-Interest Expense	33,777	34,358	29,437	129,228	114,590

Income before income taxes	31,968	29,174	14,644	110,393	72,876
Income tax expense	8,325	7,001	3,656	26,984	17,717

Net Income	$23,643	$22,173	$10,988	$83,409	$55,159
Preferred stock dividends	5,247	2,041	2,144	11,791	7,997
Net Income Available To Common Stockholders	$18,396	$20,132	$8,844	$71,618	$47,162

Basic Earnings Per Share	$0.53	$0.58	$0.34	$2.14	$1.83
Diluted Earnings Per Share	$0.52	$0.57	$0.34	$2.11	$1.83

Weighted Average Shares Outstanding	34,619,175	34,602,289	25,773,790	33,432,895	25,759,938
Diluted Weighted Average Shares Outstanding	35,092,153	35,337,136	25,823,576	33,863,189	25,822,496

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January 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024
Assets
Cash and cash equivalents	$496,459	$419,162	$376,295
Equity securities	1,347	1,342	1,305
Debt securities available for sale	4,738	4,752	8,576
FHLB stock	80,109	80,109	69,574
Loans held for sale, at fair value	309,213	259,835	217,073
Loans (1)	6,021,527	5,967,235	4,427,754
Allowance for credit losses	(10,435)	(12,250)	(11,190)
Net loans	6,011,092	5,954,985	4,416,564

Mortgage servicing rights	17,048	16,763	15,133
Intangible assets, net	1,513	1,660	2,099
Premises and equipment	27,571	27,658	27,292
Other assets	73,735	73,314	90,100
Total Assets	$7,022,825	$6,839,580	$5,224,011

Liabilities
Non-interest-bearing	$275,974	$235,733	$208,938
Interest-bearing	4,593,693	4,533,904	3,213,617
Total Deposits	4,869,667	4,769,637	3,422,555

Borrowings	1,439,500	1,369,034	1,258,750
Subordinated debentures	91,915	24,203	38,933
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	3,786	2,651	3,477
Other liabilities	43,915	45,530	32,806
Total Liabilities	6,453,783	6,216,055	4,761,521

Stockholders' Equity
Preferred stock, Common stock and Additional paid in capital	204,875	276,885	166,847
Retained earnings	364,366	346,829	295,967
Accumulated other comprehensive loss	(199)	(189)	(324)
Total Stockholders' Equity	569,042	623,525	462,490

Total Liabilities and Stockholders' Equity	$7,022,825	$6,839,580	$5,224,011

(1) Includes $178.6 million, $179.4 million and $173.0 million of loans carried at fair value at December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

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January 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Selected Financial Highlights

	Three Months Ended			Year Ended
	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
PER COMMON SHARE
Diluted earnings per share	$0.52	$0.57	$0.34	$2.11	$1.83
Book value	$16.50	$18.14	$18.01	$16.50	$18.01
Tangible book value (1)	$15.74	$15.23	$13.91	$15.74	$13.91

PERFORMANCE RATIOS
Return on average assets (annualized)	1.34%	1.34%	0.82%	1.33%	1.08%
Return on average equity (annualized)	14.82%	14.23%	9.40%	14.00%	12.21%
Return on average tangible common equity (annualized) (1)	13.51%	15.41%	9.80%	14.43%	13.94%
Net interest margin	2.51%	2.47%	2.27%	2.45%	2.29%
Efficiency ratio (2)	51.86%	53.38%	67.46%	53.46%	61.23%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans held for investment ("HFI")	0.17%	0.21%	0.25%	0.17%	0.25%
Allowance for credit losses to loans HFI (excluding fair value loans)	0.18%	0.21%	0.26%	0.18%	0.26%
Allowance for credit losses to non-accrual loans	12.72%	15.82%	16.05%	12.72%	16.05%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	18.53%	24.08%	26.07%	18.53%	26.07%
Net charge-offs	$1,183	$977	$260	$2,908	$1,286
Annualized net charge-offs to average loans	0.08%	0.07%	0.06%	0.05%	0.04%
Non-performing assets to total assets	1.32%	1.25%	1.50%	1.32%	1.50%
Non-performing assets to total assets (excluding guaranteed) (3)	0.92%	0.85%	0.99%	0.92%	0.99%
Non-performing loans to total gross loans	1.44%	1.35%	1.62%	1.44%	1.62%
Non-performing loans to total gross loans (excluding guaranteed) (3)	0.99%	0.91%	1.07%	0.99%	1.07%

SELECTED OTHER INFORMATION
Equity / assets	8.10%	9.12%	8.85%	8.10%	8.85%
Tangible common equity / tangible assets (1)	7.73%	7.66%	6.84%	7.73%	6.84%
Loans / deposits (4)	123.65%	125.11%	129.37%	123.65%	129.37%
Liquidity ratio (5)	7.07%	6.13%	7.20%	7.07%	7.20%
Wholesale funding ratio (6)	64.60%	67.58%	65.75%	64.60%	65.75%

SELECTED MORTGAGE DATA
Residential mortgage originations	$762,042	$636,600	$600,667	$2,549,662	$2,158,622
Residential mortgage interest rate lock commitments	$808,323	$823,261	$567,793	$3,114,337	$2,675,077
Residential mortgage applications	$1,073,480	$1,113,569	$787,788	$4,357,086	$3,839,744
MPP total loans funded	$11,370,184	$9,822,322	$6,559,838	$36,946,373	$17,380,555
MPP balances participated (period end)	$457,030	$37,450	$352,709	$457,030	$352,709
Total loans serviced for others (UPB) (7)	$4,938,428	$4,542,688	$4,333,908	$4,938,428	$4,333,908
Loans serviced for others (UPB)	$1,840,948	$1,754,235	$1,299,116	$1,840,948	$1,299,116
Loans sub-serviced for others (UPB)	$3,097,480	$2,788,453	$3,034,792	$3,097,480	$3,034,792
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan / deposits ratio reflects loans held for investments as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans held for investment and loans held for sale.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,226,182	$98,862	6.30%	$5,835,496	$94,044	6.39%	$4,666,015	$74,830	6.38%
Securities, AFS (3)	6,114	64	4.15%	7,116	87	4.85%	9,626	160	6.61%
Securities, FHLB Stock	80,109	1,726	8.55%	78,621	1,605	8.10%	69,574	1,648	9.42%
Interest bearing deposits	551,706	5,471	3.93%	549,657	6,100	4.40%	506,097	6,063	4.77%
Total Interest Earning Assets	6,864,111	106,123	6.13%	6,470,890	101,836	6.24%	5,251,312	82,701	6.27%
Noninterest Earning Assets (4)	114,353			103,976			107,057
Total Assets	$6,978,464			$6,574,866			$5,358,369

Liabilities
Deposits:
Transaction accounts	$943,118	$9,923	4.17%	$1,009,709	$11,246	4.42%	$461,928	$5,272	4.54%
Savings & money market	525,180	4,849	3.66%	325,660	3,143	3.83%	334,122	3,540	4.21%
Time	3,191,539	33,906	4.21%	3,063,371	33,780	4.37%	2,487,522	30,345	4.85%
Total interest-bearing deposits	4,659,837	48,678	4.14%	4,398,740	48,169	4.34%	3,283,572	39,157	4.74%
Sub Debt	46,349	894	7.65%	29,189	679	9.23%	43,909	1,031	9.34%
Borrowings	1,297,421	13,054	3.99%	1,245,949	12,657	4.03%	1,277,510	12,491	3.89%
Total interest-bearing liabilities	6,003,607	62,626	4.14%	5,673,878	61,505	4.30%	4,604,991	52,679	4.55%
Noninterest-bearing deposits	289,448			234,252			243,299
Other noninterest-bearing liabilities	52,564			48,425			44,870
Total noninterest-bearing liabilities	342,012			282,677			288,169
Equity	632,845			618,311			465,209
	$6,978,464			$6,574,866			$5,358,369

Net Interest Income		$43,497			$40,331			$30,022
Net Interest Spread (5)			2.00%			1.94%			1.71%
Net Interest Margin (6)			2.51%			2.47%			2.27%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $30,000, $45,000, and $85,000 for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Summary Average Balance Sheet
(Dollars in thousands)
	Year Ended			Year Ended
	December 31, 2025			December 31, 2024

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$5,554,219	$351,238	6.32%	$4,427,420	$285,490	6.45%
Securities, AFS (3)	8,250	463	5.61%	9,819	637	6.49%
Securities, FHLB Stock	74,510	6,513	8.74%	69,243	6,399	9.24%
Interest bearing deposits	513,213	21,990	4.28%	476,288	25,006	5.25%
Total Interest Earning Assets	6,150,192	380,204	6.18%	4,982,770	317,532	6.37%
Noninterest Earning Assets (4)	108,067			138,653
Total Assets	$6,258,259			$5,121,423

Liabilities
Deposits:
Transaction accounts	$865,349	$37,551	4.34%	$412,396	$19,911	4.83%
Savings & money market	379,012	14,358	3.79%	380,131	16,691	4.39%
Time	2,856,257	124,830	4.37%	2,221,123	114,523	5.16%
Total interest-bearing deposits	4,100,618	176,739	4.31%	3,013,650	151,125	5.01%
Sub Debt	33,497	3,138	9.37%	41,557	3,886	9.35%
Borrowings	1,250,919	49,588	3.96%	1,310,330	48,306	3.69%
Total interest-bearing liabilities	5,385,034	229,465	4.26%	4,365,537	203,317	4.66%
Noninterest-bearing deposits	234,109			250,135
Other noninterest-bearing liabilities	43,233			54,130
Total noninterest-bearing liabilities	277,342			304,265
Equity	595,883			451,621
Total Liabilities and Equity	$6,258,259			$5,121,423

Net Interest Income		$150,739			$114,215
Net Interest Spread (5)			1.92%			1.72%
Net Interest Margin (6)			2.45%			2.29%
(1)    Loan balance includes loans held for investment and held for sale. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $144,000 and $303,000 for the years ended December 31, 2025 and 2024, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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End of Period Loan Balances
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

Residential:
Construction	$17,430	$18,973	$51,408
All-in-One (AIO)	732,583	701,580	612,080
Other Consumer/Home Equity	55,550	56,592	97,258
Residential Mortgage (1)	1,775,507	1,814,623	1,948,175
Commercial	15,521	10,581	8,013
MPP	3,424,936	3,364,886	1,710,820
Total Loans Held for Investment (HFI)	6,021,527	5,967,235	4,427,754
Total Loans Held for Sale (HFS)	309,213	259,835	217,073
Total Gross Loans (HFI and HFS)	$6,330,740	$6,227,070	$4,644,827

(1) Residential Mortgage loans consist of Closed end first liens, Closed end second liens, and Land development loans.

End of Period Deposit Balances
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

Noninterest-bearing demand	$275,974	$235,733	$208,938
Interest-bearing demand	1,032,333	1,056,371	690,340
Savings & money market	555,255	321,077	334,308
Brokered time deposits	2,636,443	2,779,203	1,819,037
Other time deposits	369,662	377,253	369,932
Total deposits	$4,869,667	$4,769,637	$3,422,555

Loan Servicing Fees	Three Months Ended			Year Ended
(Dollars in thousands)	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Fees on servicing	$2,183	$2,027	$1,711	$7,739	$12,277
Change in fair value of MSRs (1)	(1,101)	(910)	1,194	(3,020)	(3,401)
Total loan servicing fees	$1,082	$1,117	$2,905	$4,719	$8,876

(1) Includes change in fair value and paid in full MSRs.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Net Gain on Sale of Loans	Three Months Ended			Year Ended
(Dollars in thousands)	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Capitalized MSRs	$1,385	$1,285	$2,267	$4,639	$5,004
Change in fair value of loans (1)	1,294	725	(10,737)	10,037	8,504
Gain (loss) on sale of portfolio loans (2)	—	1,234	(1,562)	1,234	(9,586)
Gain on sale of loans, net (3)	15,627	17,709	17,064	61,288	52,766
Total net gain on sale of loans	$18,306	$20,953	$7,032	$77,198	$56,688

Total net gain on sale of loans	$18,306	$20,953	$7,032	$77,198	$56,688
Exclude: change in fair value of loans HFI and LRA	(1,694)	(2,229)	5,687	(9,432)	(11,151)
Exclude: (Gain) loss on sale of portfolio loans	—	(1,234)	1,562	(1,234)	9,586
Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments	$16,612	$17,490	$14,281	$66,532	$55,123
(1) Includes the change in fair value of interest rate locks, loans held for sale, and loans HFI.
(2) Includes proceeds from portfolio loans sales, which are netted against any associated changes in fair value of loans to determine total gain or loss on sale.
(3) Includes (a) net gain on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of LRA.

Salaries and employee benefits	Three Months Ended			Year Ended
(Dollars in thousands)	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Salaries and other compensation	$9,759	$9,252	$10,077	$36,354	$37,045
Salary deferral from loan origination	(1,218)	(1,151)	(1,028)	(4,328)	(4,001)
Bonus and incentive compensation	3,364	5,425	673	15,996	8,361
Mortgage production - variable compensation	7,803	7,578	6,990	29,168	26,108
Employee benefits	3,451	3,232	2,262	12,981	10,278
Total salaries and employee benefits	$23,159	$24,336	$18,974	$90,171	$77,791

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Non-performing Assets
(Dollars in thousands)	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024

Unguaranteed	$56,306	$50,870	$42,396
Wholly or partially guaranteed	25,708	26,568	32,159
Total non-accrual loans	$82,014	$77,438	$74,555

Unguaranteed	$6,397	$5,522	$4,053
Wholly or partially guaranteed	2,554	941	346
Total past due loans (90 days or more and still accruing)	$8,951	$6,463	$4,399

Unguaranteed	$62,703	$56,392	$46,449
Wholly or partially guaranteed	28,262	27,509	32,505
Total non-performing loans	$90,965	$83,901	$78,954

Other real estate	$1,720	$1,339	$3,030

Total non-performing assets	$92,685	$85,240	$81,984

Total non-performing assets (excluding wholly or partially guaranteed)	$64,423	$57,731	$49,479

Loans past due 31-89 days	$41,129	$43,016	$44,584

Ratios:
Non-accrual loans to total gross loans	1.30%	1.24%	1.61%
Non-performing loans to total gross loans	1.44%	1.35%	1.70%
Non-performing assets to total assets	1.32%	1.25%	1.57%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.89%	0.82%	0.91%
Non-performing loans to total gross loans	0.99%	0.91%	1.00%
Non-performing assets to total assets	0.92%	0.85%	0.95%

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Regulatory Capital Ratios (1)	Dec 31, 2025 Ratio	Sept 30, 2025 Ratio	Dec 31, 2024 Ratio

Total Capital (to Risk Weighted Assets)
Consolidated	11.47%	11.32%	12.09%
Bank	11.35%	11.14%	11.93%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	9.72%	10.72%	11.15%
Bank	11.21%	10.96%	11.56%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	9.21%	8.96%	8.57%
Bank	11.21%	10.96%	11.56%
Tier 1 Capital (to Average Assets)
Consolidated	8.24%	9.57%	8.77%
Bank	9.50%	9.79%	9.09%

(1) The regulatory capital ratios as of December 31, 2025 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL") and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports Fourth Quarter and Full Year 2025 Results
January 20, 2026
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Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended			As of or for the Year Ended
(Dollars in thousands)	Dec 31, 2025	Sept 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Stockholders' equity (GAAP)	$569,042	$623,525	$462,490	$569,042	$462,490
Less: Preferred stock	24,979	98,734	103,573	24,979	103,573
Less: Intangible assets, net of DTL	1,148	1,267	1,602	1,148	1,602
Tangible common equity	542,915	523,524	357,315	542,915	357,315
Common shares at end of period	34,494,116	34,364,659	25,684,560	34,494,116	25,684,560
Tangible book value per share	$15.74	$15.23	$13.91	$15.74	$13.91
Book value per share (GAAP)	$16.50	$18.14	$18.01	$16.50	$18.01
Total assets (GAAP)	$7,022,825	$6,839,580	$5,224,011	$7,022,825	$5,224,011
Less: Intangible assets, net of DTL	1,148	1,267	1,602	1,148	1,602
Tangible assets	$7,021,677	$6,838,313	$5,222,409	$7,021,677	$5,222,409

Tangible common equity/tangible assets	7.73%	7.66%	6.84%	7.73%	6.84%
Equity to assets (GAAP)	8.10%	9.12%	8.85%	8.10%	8.85%

Net income	$23,643	$22,173	$10,988	$83,409	$55,159
Less: Preferred stock dividends	5,247	2,041	2,144	11,791	7,997
Net income available to common stockholders	18,396	20,132	8,844	71,618	47,162

Annualized net income available to common stockholders	72,984	79,872	35,184	71,618	47,162
Average tangible common equity	540,307	518,238	358,989	496,452	338,434
Return on average tangible common equity	13.51%	15.41%	9.80%	14.43%	13.94%

Annualized net income	93,801	87,969	43,713	83,409	55,159
Average equity	632,843	618,312	465,209	595,883	451,621
Return on average equity (GAAP)	14.82%	14.23%	9.40%	14.00%	12.21%